Exhibit 10.3

ESCROW AND DEPOSIT AGREEMENT

THIS AGREEMENT (this “Agreement”) is made this __________________ by and among Fortune Valley Treasures, Inc., a Nevada corporation (the “Issuer”), Joseph Stone Capital, LLC, a Delaware limited liability company (the “Underwriter”) , and Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004 (the “Escrow Agent”). Capitalized term used herein and not otherwise defined herein shall have the respective meaning set forth in the Underwriting Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-261705), as amended (the “Registration Statement”) covering a proposed public offering of its shares of common stock (the “Securities”);

WHEREAS, the Underwriter proposes, pursuant to the terms of the Registration Statement and that certain Underwriting Agreement, dated as of [______] (the “Effective Date”), by and between the Underwriter and the Issuer (the “Underwriting Agreement”) to offer the Securities for sale in a public offering of the Issuer’s securities to the public on a firm commitment basis (the “Offering”);

WHEREAS, the Issuer and the Underwriter expect that the Offering will close on or before the close of business on [●], 2022 (the “Closing Date”);

WHEREAS, the Registration Statement contemplates the execution and delivery of this Agreement and the deposit by Issuer, immediately following the closing of the Offering, with the Escrow Agent of $300,000 in proceeds from the Offering (the “Escrow Amount”) in order to provide source of funding for certain indemnification obligations of Issuer as described in the Registration Statement and the Underwriting Agreement, and the parties hereto wish such deposit to be subject to the terms and conditions set forth herein and in the Underwriting Agreement;

WHEREAS, the Issuer and the Underwriter propose to establish an escrow account (the “Escrow Account”), to which the Escrow Amount is to be credited from the Offering proceeds received by the Escrow Agent from the Issuer, and the Escrow Agent is willing to establish the Escrow Account and the terms thereof are subject to the conditions hereinafter set forth;

WHEREAS, the Escrow Agent has an agreement with JP Morgan Chase to establish a special bank account into which the Escrow Amount from the proceeds of the Offering, which are received by the Escrow Agent and credited to the Escrow Account, are to be deposited; and

WHEREAS, the Issuer, the Underwriter, and the Escrow Agent wish to enter into this Agreement to govern the terms of the Escrow Account.

NOW, THEREFORE in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.	Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a pact hereof (the “Information Sheet”).

2.	Establishment of the Bank Account.

2.1 The Escrow Agent shall establish an interest-bearing bank account at the branch of JP Morgan Chase (the “Bank”) selected by the Escrow Agent, and bearing the designation of “CST&T Fortune Valley Treasures, Inc. Escrow Account” as set forth on the Information Sheet (heretofore defined as the “Bank Account”). The purpose of the Bank Account is for (a) the deposit of the Escrow Amount by the Issuer from the proceeds of the Offering received by the Issuer from the Underwriter and delivered to the Escrow Agent, (b) the holding of the Escrow Amount pursuant to the Underwriting Agreement, and (c) the release or disbursement of the Escrow Amount, all as described herein.

3.	Delivery of Escrow Amount and Deposit to the Bank Account.

3.1 The Issuer shall, upon execution of this Agreement immediately following the closing of the Offering, deliver or cause to be delivered, to the Escrow Agent, by wire transfer in accordance with the wire transfer instructions set forth on the Information Sheet, the Escrow Amount. Upon the Escrow Agent’s receipt of the Escrow Amount, it shall be credited to the Escrow Account.

3.2 Promptly after receiving the Escrow Amount as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. The Escrow Agent shall cause the Bank to process the Escrow Amount for collection through the banking system.

4.	Disbursement from the Bank Account and Release of Escrow Amount.

4.1 If the Underwriter advises the Escrow Agent and the Issuer in writing on or prior to [DATE] (the date that is eighteen (18) months after the Closing Date) (the “Final Termination Date”) that there are indemnification amounts payable to the Underwriter by the Issuer pursuant to Sections 8 of the Underwriting Agreement that have not been paid by the Issuer, the Underwriter shall specify the amount due and payable in its notice i) evidenced by a Final Determination (the “Indemnification Notice”) if the indemnification claim has been settled; or ii) based on its best efforts estimate if the indemnification claim is pending, and the Escrow Agent shall wire transfer such amount to the Underwriter, provided such amount is collected and available for withdrawal and subject to Escrow Agent’s receipt of a Joint Release Instruction (as defined herein) from the Issuer and the Underwriter as set forth in Exhibit B-1. The Issuer shall not unreasonably withhold, delay or condition its execution of such Joint Release Instruction.

4.2 Promptly following the Final Termination Date, the Escrow Agent shall pay all remaining Escrow Amount by wire transfer to the Issuer in accordance with a Joint Written Instruction in the form of Exhibit B-2 of the Issuer and the Underwriter. The Underwriter shall not unreasonably withhold, delay or condition its execution of such Joint Release Instruction.

4.3 For purposes of this Agreement: (a) “Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks located in New York, New York, are obligated or authorized by applicable law to remain closed for business; (b) “Final Determination” means a final non-appealable order of any court of competent jurisdiction which may be issued, together with (A) a certificate of the prevailing party to the effect that such judgment is final and non-appealable and from a court of competent jurisdiction having proper authority and (B) the written payment instructions of the prevailing party; (c) “Joint Release Instruction” means a joint written instruction of the Underwriter and the Issuer which is executed by the Underwriter and the Issuer, to the Escrow Agent directing the Escrow Agent to disburse or release all or a portion of the Escrow Amount, as applicable; and (d) “Person” means any individual, general or limited partnership, firm, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization other entity, including a Governmental Authority or any department, agency or political subdivision thereof.

4.4 Upon disbursement or release of the Escrow Amount pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Escrow Amount.

5.	Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Underwriting Agreement or any other agreement between the Underwriter and the Issuer nor shall the Escrow Agent be responsible for the performance by the Underwriter or the Issuer of their respective obligations under this Agreement.

5.2 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity or any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.3 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amount which, in its sole determination, are in conflict either with other, instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amount or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Escrow Amount with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Escrow Amount with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

5.4 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing.

5.5 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amount or any part thereof or to file any statement under the Uniform Commercial Code with respect to the Escrow Amount or any part thereof.

6.	Amendment; Resignation.

6.1 This Agreement may be altered or amended only with the written consent of the Issuer, the Underwriter and the Escrow Agent.

6.2 The Escrow Agent may resign for any reason upon thirty (30) business days’ written notice to the Issuer and the Underwriter. Should the Escrow Agent resign as herein provided, it shall not be required to make any disbursement, release or otherwise dispose of the Escrow Amount, but its only duty shall be to hold the Escrow Amount until they clear the banking system for a period of not more than five (5) Business Days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer, the Underwriter and such successor escrow agent, then the resigning Escrow Agent shall pay over to the successor escrow agent the Escrow Amount, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer, the Underwriter and a successor escrow agent, then the resigning Escrow Agent shall promptly deposit the Escrow Amount with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Escrow Amount with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Underwriter for any actual and reasonable expenses incurred in connection with its resignation, transfer of the Escrow Amount to a successor escrow agent or distribution of the Escrow Amount pursuant to this Section 6.

7.	Representations and Warranties. The Issuer and the Underwriter hereby jointly and severally represent and warrant to the Escrow Agent that:

7.1 No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amount or any part thereof.

7.3 Reasonable controls have been established and required due diligence performed to comply with “Know Your Customer” regulations, USA Patriot Act, Office of the Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8.	Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer and the Underwriter jointly and severally agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees. Upon receipt of the Escrow Amount, the Escrow Agent shall have a lien thereupon to the extent of its fees for services as Escrow Agent.

9.	Indemnification and Contribution.

9.1 The Issuer and the Underwriter (collectively referred to as the “Indemnitors”) jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “ Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought by a third party against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Escrow Amount, resignation of the Escrow Agent or otherwise.

10.	Governing Law and Assignment. This Agreement and any claim, controversy or dispute arising out of or related to this Agreement, any of the transactions contemplated hereby, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in contract, tort, equity or otherwise, shall be governed by and construed in accordance with the domestic Laws of the State of New York; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

11.	Waiver of Jury Trial. ISSUER AND UNDERWRITER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

12.	Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail or facsimile, on the date of transmission to such recipient, (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Issuer:

Fortune Valley Treasures, Inc.

B1601 Oriental Impression Building 2

Liansheng Road, Humen Town

Dongguan City, Guangdong Province

People’s Republic of China 523900

Attention: Yumin Lin, CEO

Email: lym@hsjt-fg.com

With a copy, which shall not constitute notice, to:	Kaufman & Canoles, P.C. 1021 E. Cary Street, Suite 1400 Richmond, VA 23219 Attention: Anthony W. Bach, Esq. Yan (Natalie) Wang, Esq. Email: awbasch@kaufcan.com ywang@kaufcan.com

If to Underwriter:	Joseph Stone Capital, LLC 200 Old Country Road, Suite 610 Mineola, NY 11501 Attention: Damian Maggio, CEO Email:

With a copy, which shall not constitute notice, to:	VCL law LLP 1945 Old Gallows Road, Suite 630 Vienna, VA 22182 Attention: Fang Liu, Esq. Email: fliu@vcllegal.com

If to Continental Stock Transfer & Trust Company in its capacity as Escrow Agent:

Continental Stock Transfer & Trust Company 1 State Street, 30th Floor

New York, NY 10004

Attention: Trust Services, Frances E. Wolf, Jr. & Jaswinder Goraya

Facsimile: +1 212 616 7620

E-mail: fwolf@continentalstock.com &:

jgoraya@continentalstock.com

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth. Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt. If any notice or other document is required to be delivered to the Escrow Agent and any other Person, the Escrow Agent may assume without inquiry that notice or other document was received by such other Person on the date on which it was received by the Escrow Agent.

13.	No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

14.	Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

15.	Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

16.	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

THE ISSUER

Fortune Valley Treasures, Inc.

By:
Name:	Yumin Lin
Title:	Chief Executive Officer

THE UNDERWRITER

JOSEPH STONE CAPITAL, LLC

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

Exhibit A

Escrow Agent Fees

CST&T Fortune Valley Treasures, Inc. Escrow Account

Escrow Administration Fee for Interest-Bearing Account	$7,500.00

This Escrow fee covers all account set-up services (online “view only” access to the bank account is included), the review, negotiation of the agreement, KYC, OFAC and USA Patriot Act due diligence.

Claims Processed, per claim	$750.00

Out-of-pocket expenses	At cost

Out-of-pocket expenses when applicable will be billed at cost at the sole discretion of Continental Stock Transfer & Trust Company.

Extraordinary services	Market rate

Fees for services not specifically covered in this schedule will be billed in accordance with our prevailing rates for such services.

Assumptions

This proposal is based upon the following assumptions with respect to the role of administrative agent. Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind this proposal.

●	The period of this Escrow Agreement is 18 months.
●	Continental will be provided W-9/appropriate W-8 forms and payment instructions for disbursements.

EXHIBIT B-1

FORM OF ESCROW RELEASE NOTICE

Date:

Continental Stock Transfer & Trust Company 1 State Street, 30th Floor

New York, NY 10004

Attention: Trust Services, Frances E. Wolf, Jr. & Jaswinder Goraya

Fax No.: (732) 545-4579

Dear	:

In accordance with the terms of Section 4.1 of an Escrow And Deposit Agreement dated as of [DATE] (the “Escrow Agreement”), by and among Fortune Valley Treasures, Inc. (the “Company”), Joseph Stone Capital, LLC (the “Underwriter”), and Continental Stock Transfer & Trust Company (the “Escrow Agent”), the Company and the Underwriter hereby notify the Escrow Agent that the a valid indemnity claim has been established and agreed in the amount of US$________.

PLEASE DISTRIBUTE THE SUM OF US$ _______ BY WIRE TRANSFER TO JOSEPH STONE CAPITAL, LLC AS FOLLOWS:

[Wire transfer instructions to be inserted here.]

Very truly yours,

Fortune Valley Treasures, Inc.

By:
Name:
Title:

Joseph Stone Capital, LLC

By:
Name:
Title:

EXHIBIT B-2

FORM OF ESCROW RELEASE NOTICE

Date:

Continental Stock Transfer & Trust Company 1 State Street, 30th Floor

New York, NY 10004

Attention: Trust Services, Frances E. Wolf, Jr. & Jaswinder Goraya

Fax No.: (732) 545-4579

Dear	:

In accordance with the terms of Section 4.2 of an Escrow Deposit Agreement dated as of [DATE] (the “Escrow Agreement”), by and between Fortune Valley Treasures, Inc. (the “Company”), Joseph Stone Capital, LLC (the “Underwriter”), Continental Stock Transfer & Trust Company (the “Escrow Agent”), the Company and the Underwriter hereby notify the Escrow Agent that the Final Termination Date has past.

PLEASE DISTRIBUTE THE SUM OF US$ _______ BY WIRE TRANSFER TO Fortune Valley Treasures, Inc. AS FOLLOWS:

[Wire transfer instructions to be inserted here.]

Very truly yours,

Fortune Valley Treasures, Inc.
By:
Name:
Title:

Joseph Stone Capital, LLC
By:
Name:
Title:

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